Exhibit 99.B(d)(55)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010, and March 28, 2012

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Fund

Core Fixed Income Fund

Long Duration Corporate Bond Fund

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:

/s/ Aaron C. Buser	/s/ Thomas Wolfe

Name:	Name:

Aaron C. Buser	Thomas Wolfe

Title:	Title:

Vice President	Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010 and March 28, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:

/s/ Aaron C. Buser	/s/ Thomas Wolfe

Name:	Name:

Aaron C. Buser	Thomas Wolfe

Title:	Title:

Vice President	Managing Director